UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2003


                 COMPETITIVE TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)



Delaware                 1-8696                   36-2664428
(State or other          (Commission File         (IRS Employer
jurisdiction             Number)                  Identification No.
of incorporation)




1960 Bronson Road, Fairfield, Connecticut         06824
(Address of principal executive offices)         (Zip Code)



Registrant's  telephone number, including area code   (203)  255-6044


Item 5.  Other Events and Regulation FD Disclosure.

     CTT's $1,034,381 investment in NTRU comprised 21% of CTT's total assets at October 31, 2002. NTRU's board and shareholders are evaluating a restructuring of NTRU that would result in a substantial write-down of CTT's investment. Final resolution of this matter is expected within approximately 30 days.


                           Signatures


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COMPETITIVE TECHNOLOGIES, INC.
                                   Registrant


Date: February 21, 2003            By:  /s/ Frank R. McPike, Jr.
                                        Executive Vice President,
                                        Chief Financial Officer and
                                        Authorized Signer